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                                                                  EXHIBIT 16.2

                         [COOPERS & LYBRAND LETTERHEAD]


May 8, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Trendwest Resorts, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form S-1. We agree with the statement concerning our Firm in such Form S-1.

Very truly yours,

/s/  COOPERS & LYBRAND L.L.P.
----------------------------
Coopers & Lybrand L.L.P.

Enclosures

cc:     Office of the Chief Accountant
        SECPS Letter File
        Securities and Exchange Commission
        Mail Stop 9-5
        450 Fifth Street, N.W.
        Washington, DC 20549

        Mr. Gary Florence
        Trendwest Resorts, Inc.
        12301 N.E. 10th Place
        Bellevue, WA 98005